As filed with the Securities and Exchange Commission on July 16, 2013

Registration No. 333-167276

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SHENGKAI INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	11-3737500 (I.R.S. Employer Identification No.)

No. 106 Zhonghuan South Road
Airport Industrial Park
Tianjin, People’s Republic of China 300308
Telephone: (86) 22-5883-8509
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wang Chen
Chief Executive Officer
No. 106 Zhonghuan South Road
Airport Industrial Park
Tianjin, People’s Republic of China 300308
Telephone: (86) 22-5883-8509
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [x]

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-167276) of Shengkai Innovations, Inc., a Florida corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on June 3, 2010, as amended by Amendment No. 1 filed on October 21, 2010 and declared effective on October 25, 2010 (the “Registration Statement”). Pursuant to the Registration Statement, the Company registered for sale common stock, preferred stock, warrants, debt securities, and units comprised of these securities for a total offering price of up to $25,000,000, which may be offered by the Company from time to time (collectively, the “Securities”).

This Post-Effective Amendment No. 1 is being filed solely to deregister all of the Securities previously registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tianjin, People’s Republic of China, on July 16, 2013.

SHENGKAI INNOVATIONS, INC.

By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer and Chairman

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on July 16, 2013.

Signature	Title

/s/ Wang Chen	Chief Executive Officer and Chairman
Wang Chen	(Principal Executive Officer)

/s/ Linbin Zhang	Interim Chief Financial Officer
Linbin Zhang	(Principal Financial and Accounting Officer)

/s/ Jia Lin	Director
Jia Lin

/s/ Jun Leng	Director
Jun Leng

/s/ Ruizhu Mu	Director
Ruizhu Mu